UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2006

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1300 Main Street

Box 130

Atchison, Kansas 66002

 (Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item ..1.01.             Entry into a Material Definitive Agreement

On June 8, 2006 the Human Resources and Compensation Committee recommended and the Board approved  base salaries for fiscal 2007 for the CEO, Named Executive Officers and other Executive Officers as follows:

Name	Title	Amount
Ladd Seaberg	President & Chief Exec. Officer	$457,500
Randy Schrick	Vice President, Operations	$206,100
Sukh Bassi	Vice President, R&D	$204,700
Brian Cahill	Chief Financial Officer	$198,300
Mike Trautschold	Vice President, Business Development	$218,400
Other Executive Officers as a group(6)		$760,750

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)  On June 8, 2006, the Board of Directors amended the Company’s Bylaws to effect a change in the fiscal year. The change will not affect the current fiscal year, which ends on June 30, 2006, but will apply to fiscal years ending thereafter which will be on a 52/53 week basis.  Our  2007 fiscal year will end on July 1, 2007. To effect this change, Section 11.2 of the Bylaws has been amended to provide as follows:

“Section 11.2. Fiscal Year.         The fiscal year of the Corporation shall end on the 30th day of June in each year until June 30, 2006;  thereafter,  the fiscal year of the Corporation shall be as fixed by the Board of Directors.”

Item 9.01               Fiancial Statements and Exhibits.

(d)                  Exhibits

              3.             Section 11.2 of Bylaws, as amended June 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: June 12, 2006	By:	/s/ Brian Cahill
Brian Cahill
Vice President and Chief Financial Officer